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                                                                 EXHIBIT 10.19

[LETTERHEAD]


interWAVE
Priscilla Lu


Dear Priscilla:

You have heard the exciting news that your partner, Quadrus Manufacturing, will be acquired by the global contract manufacturer and engineering services firm -- PEMSTAR. All of us at Quadrus are enthusiastic about the merger because it offers all employees entry into a team with outstanding prospects in a growing and demanding industry. We are especially excited because we can now offer our customers many new capabilities which enhance your competitiveness -- a goal PEMSTAR intends to pursue aggressively.

Now we ask our Quadrus partners to formally join our new organization -- PEMSTAR. The acknowledgement attached formalizes the change and is a condition of closing which is scheduled for later this month. Signing this document simply indicates your awareness of this change but is critical to the consummation of this merger.

As a dedicated Quadrus team member, I thank you for your business. As a proud member of the PEMSTAR team, I appreciate your prompt acknowledgement of our new partnership and look forward to serving you with additional global manufacturing and engineering capabilities.


/s/ CHRIS LINEBERRY
Chris Lineberry
Director of Program Management
Quadrus Manufacturing

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[LETTERHEAD]


                            ASSIGNMENT OF CONTRACT

As you may be aware, Bell Microproducts Inc., a California corporation ("Bell Micro") proposes to sell its Quadrus contract manufacturing division ("Quadrus") business to PEMSTAR INC., a Minnesota corporation ("PEMSTAR").

Based on our due diligence relating to the Quadrus business, INTERWAVE COMMUNICATIONS, INC. has an agreement with Bell Micro dated AUGUST 28, 1995, (the "Contract"). Upon consummation of the acquisition, PEMSTAR will assume (and Bell Micro will no longer be liable for) the rights and obligations of Bell Micro under the Contract and be bound by the terms thereof.

Please countersign this letter in the space provided below to signify receipt of this document assigning the rights and obligations under the Contract to PEMSTAR as described above. Please return as soon as possible your signed agreement to me at Quadrus by fax at 408/918-5186. You should retain a duplicate copy of the executed agreement for your records. Please call me at the number listed above if you have any questions.

Sincerely,

/s/  STEVE PETRACCA
Steve Petracca
Executive Vice President

ACKNOWLEDGED AND AGREED:

By:     /s/  PRISCILLA LU
        -----------------------------

Name:   Priscilla Lu
        -----------------------------

Title:  CEO & President
        -----------------------------

Date:   May 26, 1999
        -----------------------------

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                              MASTER AGREEMENT

                            VALUE-ADDED SERVICES

                                  TURNKEY


I  PREAMBLE

This Agreement is made on this 28th day of August, 1995, by and between interWAVE Communications, Inc., a subsidiary of interWAVE Communications International, Ltd. (hereinafter referred to as "Buyer"), and Bell Microproducts Inc., Manufacturing Division, (hereinafter referred to as "Seller"), under which value-added Turnkey services shall be performed.

II  SCOPE

This Agreement shall constitute the Terms and Conditions under which the Buyer and Seller shall conduct business. It is the intent of this Agreement to cover the major concerns of both parties, and to serve as the basis for a Business Relationship that both parties desire to undertake. It is not intended to cover every detail of the business relationship, and it is understood that detail agreements will be entered into periodically, and both parties agree to abide by those individual agreements.

III  TERM OF AGREEMENT

This Agreement shall be valid for a period of 12 months from the date of execution of this Agreement by both parties, and shall be automatically renewed yearly unless canceled by either parties.

IV  CONFIDENTIALITY/NON-DISCLOSURE

The Confidentiality and Non Disclosure Agreement dated November 7, 1994 is hereby incorporated into this agreement.


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V  RESPONSIBILITIES

A)   BUYER

The Buyer shall be responsible for providing the Seller with the following, as appropriate, for each item covered under this Agreement:

     1) Definition of Buyer's expectations for each item, such as Assembly only, In-circuit Testing requirements, Functional Testing requirements, etc.

     2) Approved documentation stating Buyer's expectations as it relates to Bill of Materials, Approved Vendor Listing, Fabrication Drawings, Assembly Drawings, Wiring Diagrams, Schematics, Functional Test Specifications, Labeling and Packaging Specifications, and any other expectations that may be required.

     3) Product documentation and equipment or fixtures provided by the Buyer to support product manufacture will be used in the manufacturing and testing of the Buyer's product only and will remain the property of the Buyer and be returned to the Buyer by the Seller when requested.

B)   SELLER

The Seller shall be responsible for providing to the Buyer finished products that conform to all applicable documentation as specified by Buyer under this
Agreement:

     1) Seller shall build products in accordance with those documents supplied by Buyer, and will deviate from those documents only after Buyer has issued to Seller, in writing, an approved Deviation authorizing Seller to deviate from the original documentation.

     2) Seller shall make all reasonable efforts to comply with Buyer's requests for changes. It is understood that some changes may require added expense to perform, and that such added expenses will need to be authorized by Buyer prior to Seller's expenditure of such.


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C)   BUYER AND SELLER

     1) Buyer and seller will establish and agree on quality metrics and criteria and a quality improvement plan for every production run of each printed circuit assembly.

NOTE: It is understood that these responsibilities are of a general nature, and in no way should be construed as all inclusive under this Agreement.

VI  PLACEMENT OF ORDERS/RELEASES

It is the desire of the Seller to support the Buyer with products in a timely fashion, and with a continuous flow of products, as uninterruptable as possible. Therefore:

     1) Buyer will issue orders/releases for individual items defined under Exhibits attached, including quantities, delivery requirements, and contract pricing.

     2) Initial delivery of the orders/releases shall be in accordance with the material/assembly lead-times stated in Seller's quotation.

     3) Buyer agrees that subsequent with placement of the initial orders/releases, Buyer will place additional orders/releases through a 120-day window. As time moves on and the 120-day window shrinks to 90 days, Buyer will place additional orders/releases that again increases the order/release window up to 120 days. Buyer agrees to maintain this 90-120 day window with orders/releases through the term of this Agreement. Seller agrees to acknowledge such orders/releases firming up the forecast within five (5) working days.

     4) In order for Seller to maintain a continuous flow of long lead-time material, Buyer agrees to issue a forecast to Seller that covers an additional 180-day period beyond the existing orders/releases that exist at any given time. Seller will provide Buyer with a listing of long-lead time materials periodically. This will inform Buyer of the commitments that Seller will need to make to insure a smooth flow of raw material. All commitments for custom material, allocated material, non-cancelable non-returnable material, etc. will be approved by Buyer prior to Seller making the commitment.


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VII  RESCHEDULING/CANCELLATION OF ORDERS/RELEASES

Seller recognizes that Buyer's requirements will change from time to time, and it is the desire of the Seller to support as much of these changes as possible without Seller bearing a financial burden to do so. Therefore:

     1) Buyer agrees that all orders/releases that call for delivery from 1 to 45 days out are non-reschedulable/non-cancelable. Orders/releases that call for delivery from 46 to 60 days out are non-cancelable, but may be scheduled out to a maximum of 30 days. When requested by Seller, Buyer agrees to reimburse Seller for material purchased for the production of the scheduled out orders.

     2) Buyer agrees that all orders/releases that call for delivery from 61 to 90 days out are reschedulable out, to a maximum of 30 days from the original delivery date.

     3) Buyer agrees that all orders/releases that call for delivery from 91 to 120 days out are reschedulable out to a maximum of 60 days from the original delivery date.

     4) Buyer agrees that all orders/releases that call for delivery from 91 to 120 days out are cancelable. Buyer further understands that Buyer will be obligated for the inventory and cancellation charges that the Seller may be responsible for as a result of Buyer canceling the orders/releases.

     5) When Buyer requests Seller to reschedule an order in, Seller will make every effort to satisfy Buyer's request. Seller will respond to Buyer's request for pull-in within five (5) working days of Buyer's request.

VIII  ENGINEERING CHANGE ORDERS (ECO's)

It is the desire of the Seller to implement Buyer's ECO's in accordance with the requirements of the Buyer, and to do so in the most economical way possible. Therefore:

     1) Upon receipt of Buyer's ECO's, Seller will immediately review the required changes and submit the following information to the Buyer:


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         a)  Where there is no material cost impact, the Seller will advise the Buyer of the added labor cost to rework any products that are beyond the point where the ECO could normally be implemented. The Seller will also advise the Buyer of any labor cost impact for future products.

         b) Where there is material cost impact, the Seller will advise the Buyer of the added material and labor cost to rework any products that are beyond the point where the ECO could normally be implemented. The Seller will also advise the Buyer of any material and labor cost impact for future products.

         c) Where there is material obsolescence involved, the Seller will advise the Buyer of the added material obsolescence cost to implement the ECO on the desirable date. Seller will also advise the Buyer of the date when the obsolete material would be exhausted from inventory if the Buyer elected to delay the implementation of the ECO.

     2) After Seller has submitted the appropriate response to the Buyer for review, Buyer agrees to advise Seller in writing the direction Seller should take in order to implement the ECO.

IX  SOURCE INSPECTION OF PRODUCT

All products produced by Seller for Buyer are subject to Source Inspection by Buyer, as Buyers option.

X  PRICING/PAYMENT/FOB TERMS

PRICING

All prices for the products sold under this Agreement are included on the Exhibits attached hereto.

PAYMENT TERMS

Payment terms for products delivered under this Agreement are to be on a Net 30-day basis.


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FOB POINT

FOB point for all deliveries under this Agreement are to be FOB Shipping Point/Point of Origin.

XI  WARRANTY

Since the products sold under this Agreement may be sold under various specifications, the warranties shall vary according to those specifications, as follows:

     1) Seller warrants all products sold under this Agreement to be free from defects in material for a period of ninety (90) days from the date of shipment. Seller warrants all products sold under this agreement to be free from defects in workmanship for a period of twelve (12) months from the date of shipment. Should a failure occur during this warranty period, Buyer and Seller agree that such failures will be handled in the following manner:

         a) If the product is In-circuit tested or Functional tested, Buyer will obtain a Return Material Authorization (RMA) from the Seller, prior to returning the failed product to Seller. Seller shall repair or replace the failed product, in a timely fashion, at Seller's discretion, at Seller's expense.

         b) If the product is not In-circuit tested or Functional tested, and the failure is workmanship related, then Buyer and Seller agree to follow the steps stated under XI.1.a.

         c) If the product is not In-circuit tested or Functional tested, and the failure is material related, then the Buyer will advise the Seller of the failed component, and the Seller will deliver the replacement component to the Buyer, at no charge to the Buyer, in a timely fashion. Buyer agrees to perform the replacement of the failed component at no additional cost to the Seller.

     2) This warranty shall not apply to breakdown, malfunction, or other failure of the product if the product is:


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         a)  Used, operated, or maintained in a manner, or subjected to any condition, not consistent with the intended purpose of the product.

         b)  Improperly repaired by the Buyer.

         c) Damaged or affected by the negligence of Buyer or the End User, or by causes external to the equipment, such as, but not limited to, air conditioning failure, electrical surges, or negligent sets or conduct of a third person/s.

     3) In the event of failures occurring outside the Warranty period, Buyer may elect to return the defective products to Seller, after obtaining an RMA number, for repair by Seller. Such costs as are necessary to effect repairs will be quoted in advance to Buyer. If Buyer elects to have Seller repair or replace the defective product, Buyer will issue a Purchase Order to cover quoted costs.

XII  COMMUNICATIONS

It is the desire of both Buyer and Seller to maintain a business relationship/partnership whereby both parties are successful, and the results of this Agreement are rewarding for both. It is, therefore, agreed that Buyer and Seller will maintain excellent levels of communication through periodic meetings, written communication, verbal communication, and any other means of communication that will achieve both parties desire under this Agreement.

XIII  FORCE MAJEURE

Neither party shall be liable in any way, whatsoever, to the other party in the event that the performance of this Agreement, or any part, thereof, is delayed through causes beyond the reasonable control of the delaying party, such as, but not limited to, acts of God, acts of civil or military authorities, fires, industrial disputes, floods, wars, riots. In the event of such delay, the performance of this Agreement or any part affected by such cause(s) shall be suspended for so long and to the extent that such cause(s) prevents or delays its performance. The delaying party shall immediately and
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inform the other party of such delay. In the event the delay exceeds thirty
(30) days (or is anticipated to exceed thirty (30) days), the parties shall meet to mutually decide what action should be taken with respect to the work and this Agreement. Both parties undertake to make "best efforts" to recover from such situations as timely as possible with minimal impact on the other party.

XIV  TERMINATION

This Agreement may be terminated by either party with one hundred and twenty
(120) days' written notice. In the event of such termination by Buyer, Buyer shall be obligated for all completed products, work-in-process, all component material purchased by Seller in support of Buyer's Orders/Releases, all long lead-time material purchased by Seller to support Buyer's forecast, all reeled quantity inventory, all non-cancelable/non-returnable inventory, all minimum buy quantities of inventory, and all other such items resulting from services provided herein.

It is further agreed that in the event of such a termination, Buyer will promptly, and without delay, issue Seller Purchase Orders to cover all aforementioned subjects.

In the event of such termination by Seller, Seller agrees to support Buyer with product sufficient enough to cover the period upon which the Buyer had orders/releases in place at the time of the termination. It is further agreed that Buyer will be obligated for all completed products, work-in-process, all component material purchased by Seller in support of Buyer's orders/releases, all long lead-time material purchased by Seller to support Buyer's forecast, all reeled quantity inventory, all non-cancelable/non-returnable inventory, all minimum buy quantities of inventory, and any other such items resulting from services provided herein.

XV  GOVERNING LAW

This Agreement shall be construed and interpreted in accordance with the laws of the State of California.


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XVI  APPROVALS

In witness whereof, the parties hereto have caused this Agreement to be duly and properly executed by the duly authorized representatives as of the day and year written below.


On Behalf of Buyer:                      On Behalf of Seller:

inverWAVE Communications, Inc.           Bell Microproducts, Inc.
-------------------------------------    ------------------------------------

/s/  PRISCILLA M. LU                     /s/  JACK BULLMANN
-------------------------------------    ------------------------------------
Signature                                Signature


Priscilla M. Lu                          Jack Bullmann
-------------------------------------    ------------------------------------
Name                                     Name


President and C.E.O.                     V.P. Sales & Marketing
-------------------------------------    ------------------------------------
Title                                    Title


    Sept. 21, 1995                          10/24/95
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Date                                     Date


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